ACCOUNTANTS' CONSENT



The Board of Directors
CryoLife, Inc.



We consent to the use of our report incorporated herein by reference.


                                               /s/ KPMG PEAT MARWICK LLP
                                               KPMG PEAT MARWICK LLP



Atlanta, Georgia
August 14, 1997
464781.1